PROMISSORY NOTE

US$100,000	August 8, 2011

FOR VALUE RECEIVED, the undersigned, Innolog Holdings Corporation and Innovative Logistics Techniques, Inc., (together the “Maker”), jointly and severally promise to pay to the Briarwood Capital Group, LLC (the “Holder”), at such place as the Holder may later designate in writing, in lawful money of the United States, the principal sum of ONE HUNDRED THOUSAND US DOLLARS ($100,000.00) in accordance with this promissory note (the “Note”) under the terms set forth herein. All of the obligations directly or indirectly due to Holder hereunder and in connection with the transactions contemplated hereby, including without limitation principal, interest, fees, past due fees, purchase prices, costs and expenses, are collectively referred to as the “Obligations.”

1.	Interest/Fee

This Note shall bear a total interest rate/fee of eighteen thousand dollars ($18,000) through the Maturity Date (as defined herein), such fee to be deemed earned, due and payable upon the execution of this Note and shall be made in two nine thousand dollar ($9,000) installments on or before September 8, 2011 and October 8, 2011, respectively.

In addition, (a) Maker shall issue or cause to be issued to Holder or Holder’s designee 67,500 warrants convertible into common stock of Innolog Holdings Corporation at an exercise price of $0.07 through July 31, 2016.  Such warrants shall have the same terms, conditions and provisions as are contained in other similar warrants issued by Innolog Holdings Corporation.

2.	Repayment & Purchase

Principal and interest due under this Note and the Purchase Price shall be payable by 5:00 PM Eastern Time on the maturity date of Tuesday, November 8, 2011 (“Maturity Date”).

Maker shall have the right to prepay at any time and from time to time, in advance of maturity, all or part of the principal amount of this Note, along with the above interest and fee.  Each payment shall be applied first to the principal balance due.

TIME IS OF THE ESSENCE on the repayment of this Note.

3.	Late Fee and Default Interest

As noted above, time is of the essence on the repayment of this Note.  If this Note is not paid in full on or before the Maturity Date, there shall be a late fee of ten percent (10%) of the Obligations.  There shall accrue additional Late Fees of 10% every thirty (30) calendar days until repaid in full.  In addition, after the Maturity Date, this Note shall accrue interest from the Maturity Date at the rate of twenty-eight percent (28%) per annum, compounded monthly until paid in full (“Default Interest”).  Such Default Interest shall be on the outstanding principal amount, the interest due under the Note and the Late Fee(s).

4.	Events of Default

The following shall constitute Events of Default hereunder:

(a)           If Maker or Guarantor defaults in the payment of any amount due on this Note when due (there is no requirement for any notice and there is no right to cure any failure of payment when due); and

(b)           If any representation or warranty made by Maker is untrue in any material respect; and

(c)  If Maker or Guarantor shall (i) make a general assignment for the benefit of creditors, or (ii) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or all or a substantial part of its assets, or (iii) be adjudicated a bankrupt or insolvent, or (iv) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether Federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether Federal or state) relating to relief of debtors, or (v) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves an involuntary petition seeking reorganization of Maker, or appoints, pursuant to such a petition, a receiver, trustee or liquidator for it or all or a substantial part of its assets.

(d)           If Maker or Guarantor shall default in any other obligation to Holder or any of its affiliates, partners, members or relatives under any other agreement or obligation.

5.	Remedies

(a)           Upon the happening of an Event of Default, Holder may, in Holder's sole and absolute discretion and without notice or demand to Maker or to Guarantor, accelerate the due date of any amounts owed hereunder and declare the entire amount of principal and interest thereon remaining outstanding hereunder immediately due and payable, whereupon, the same shall forthwith become and be due and payable without any presentment, demand or notice of any kind, all of which are expressly waived by Maker and Guarantor.

(b)           If an Event of Default shall occur, the Maker and Guarantor shall jointly and severally pay the Holder, on demand by the Holder, all costs and expenses incurred by the Holder in connection with the collection and enforcement of this Note, including attorneys' fees, accountants and tax advisor’s fees and the amounts described above.

6.	Security

This Note and the Obligations are guaranteed pursuant to a separate Guaranty and Indemnity Agreement with Guarantor.  The full and prompt payment of all of the Obligations and the performance of this Note are unconditionally and irrevocably guaranteed by Dr. Ian Reynolds, an individual (“Guarantor”). In addition to the Guarantee and Confession of Judgment contained herein, all of the Obligations are secured by the accounts receivable of Maker not otherwise specifically pledged at or prior to the Maturity Date (or date of Default if earlier); provided, however that the holder may not file any instruments perfecting such security interest until after the Maturity Date, or the date of Default as the case may be.  After such date, Maker shall immediately upon request by the Holder execute and deliver such security interests, UCC-I and other filing statements or other documents or interests requested by Holder in order to perfect such security interest.

7.	Priority of Repayment.

This Note shall be repaid by Maker prior to the repayment of any other debt of Maker other than (i) normal operating expenses, (ii) regular current accounts payables and (iii) any secured obligations.

8.	Miscellaneous

(a)           This Note shall be deemed to be made and entered into under the laws of the Commonwealth of Virginia and for all purposes shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. Maker and Guarantor (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Virginia and the courts of the Commonwealth of Virginia located in Fairfax County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

(b)           This Note is a binding obligation of Maker, authorized by all necessary corporate actions and shall be binding upon Maker and Maker's successors and assigns and shall inure to the benefit of Holder and Holder's successors and assigns; and each reference herein to Maker or to Holder shall, except where the context shall otherwise require, be deemed to include its respective successors and assigns.  This Note shall be binding upon Guarantor and Guarantor's heirs, successors and assigns and shall inure to the benefit of Holder and Holder's successors and assigns; and each reference herein to Guarantor, except where the context shall otherwise require, be deemed to include its heirs, successors and assigns.  Notwithstanding the foregoing, neither Maker nor Guarantor shall have any right to assign his obligations hereunder without Holder's prior written consent.

(c)           Any failure by Holder to exercise any right or remedy hereunder shall not constitute a waiver of the right to exercise the same or any other right or remedy at any subsequent time, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy.

(d)           Maker and Guarantor, and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker or Guarantor liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(i)  No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(ii)  THE MAKER AND GUARANTOR ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVE ITS RESPECIVE RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

(e)           The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Maker or Guarantor to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, the warrants and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker or Guarantor (or the performance thereof).  The Maker and the Guarantor acknowl-edge that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker and Guarantor each agree that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

(f)           Maker and Guarantor shall pay all costs and expenses associated with this Note, the loan and the transactions contemplated hereby and hereunder.

(g)           Maker and Guarantor agree to pay immediately upon request and without any need of any approvals or determinations of any kind all costs and expenses of enforcement of this Note, including, without limitation, attorneys’ fees and expenses.

(h)           Maker and Guarantor shall immediately execute and deliver such other documents, agreements and instruments as requested by Holder to carry out the intent of this Note and related documents and to protect Holder’s interests in any collateral or otherwise.

        (i)           None of the terms and provisions hereof may be waived, altered, modified, or amended except by an agreement in writing signed by Maker and Holder.

CONFESSED JUDGMENT

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR OR GUARANTOR AND ALLOWS THE HOLDER TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

Maker, Innolog Holdings Corporation and Innovative Logistics Techniques, Inc., and Guarantor, jointly and severally (all three collectively hereinafter referred to as “Debtor”), promise to pay to the order of Holder the sum of $118,000.00, plus any additional Late Fee(s), plus interest at 28% per annum, compounded monthly, from the Maturity Date until paid, including and after the recording of this confession of judgment, plus all costs of collection, including all attorneys’ fees, and accounting fees less credit for any payments made.

Debtor hereby appoints any attorney at law authorized or licensed to practice law in the Commonwealth of Virginia as the undersigned’s attorney-in-fact for the purpose of confessing judgment in favor of Holder.

The undersigned’s said attorneys in fact are explicitly authorized, whether a suit, motion or action be pending for the indebtedness or not, to confess judgment in favor of Holder, in the amount of $118,000.00, plus all costs and expenses of collection (including attorneys’ fees), plus additional late fees, plus interest from the date of judgment so confessed at the rate of 28% per annum, compounded monthly, or such lesser amount of principal plus interest as the creditor may be willing to accept.

Such confession of judgment may be made in the clerk’s office of the circuit court in the Commonwealth of Virginia, located at Fairfax, Virginia and or any Federal court sitting in the Northern District of Virginia as Holder may choose.

Furthermore, Maker and Guarantor, jointly and severally acknowledge the Holders right to pursue the guarantee, the security and the accounts receivable securing this debt and the Confessed Judgment.  Debtor hereby expressly waives the benefit of any homestead exemption as to this debt and waives demand, protest, notice of presentment, notice of protest, and notice of non-payment and dishonor of this note.  Debtor agrees this confessed judgment note is provided not in payment of, but as additional security for and evidence of obligations due to the Holder under the Note.

IN WITNESS WHEREOF, the undersigned represents that he is duly authorized and empowered to enter into this agreement and that Maker has caused this Note to be executed as of the day and year first above written by its duly authorized and empowered officer or representative.

MAKER

Innolog Holdings Corporation

By:
William P. Danielczyk
Chairman
& Authorized Representative

Innovative Logistics Techniques, Inc.

By:
William P. Danielczyk
Executive Chairman
& Authorized Representative

WITNESSED

Name:

ACKNOWLEDGMENT & AGREEMENT
Guarantor

Dr. Ian Reynolds
As of August 8, 2011